                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         MORRISON HEALTH CARE, INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

LOGO


August 18, 1997

Dear Shareholders:

  We are holding your 1997 Annual Meeting on Tuesday, September 23, 1997 at 1:00 p.m., local time, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

  We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.


                                          Sincerely,

                                          MORRISON HEALTH CARE, INC.

                                          /s/Glenn A. Davenport
                                          Glenn A. Davenport
                                          President and
                                          Chief Executive Officer

                          MORRISON HEALTH CARE, INC.
--------------------------------------------------------------------------------
1955 Lake Park Drive . Suite 400 . Smyrna, Georgia 30080-8855 . (770) 437-3300
                           . Telefax: (770) 437-3343

                          MORRISON HEALTH CARE, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 23, 1997

  The Annual Meeting of Shareholders of Morrison Health Care, Inc. will be held at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on Tuesday, September 23, 1997, at 1:00 p.m., local time, for the following purposes:

    1. To elect two Class II directors to the Board of Directors for a term of three years.

    2. To approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 900,000. Upon approval of this amendment by the shareholders, the number of shares reserved for issuance under certain of the Company's non-executive plans and programs will be reduced by 900,000 shares.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on August 8, 1997 are entitled to vote at the meeting.

  The mailing address of the Company's principal executive office is 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

  We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors,

                                          /s/John E. Fountain
                                          John E. Fountain
                                          Vice President, General Counsel
                                          and Secretary

August 18, 1997
Atlanta, Georgia

                          MORRISON HEALTH CARE, INC.
                          1955 LAKE PARK DRIVE, S.E.
                                   SUITE 400
                          SMYRNA, GEORGIA 30080-8855

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                              GENERAL INFORMATION

  Morrison Health Care, Inc., a Georgia corporation (the "Company"), became an independent publicly-owned company in March 1996 as a result of the distribution (the "Distribution") by Morrison Restaurants Inc., a Delaware corporation ("MRI"), to its shareholders of all the issued and outstanding shares of common stock of the Company. In the Distribution, MRI also distributed to its shareholders all of the issued and outstanding shares of common stock of Morrison Fresh Cooking, Inc., a Georgia corporation ("MFCI"), which held the family dining assets and business of MRI. Simultaneously with the Distribution, MRI reincorporated as a Georgia corporation (the "Reincorporation"), effected a one-for-two reverse stock split and changed its name to Ruby Tuesday, Inc. ("RTI"). As a result of the Distribution and the Reincorporation, MRI's shareholders received one share of MFCI common stock for every four shares of MRI common stock held, one share of Company common stock for every three shares of MRI held, and one share of common stock of RTI, successor to the MRI's casual dining business, for every two shares of MRI held. Certain of the executive compensation information presented in this Proxy Statement for fiscal years prior to the Distribution relates to compensation paid or awarded by MRI.

  The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 18, 1997, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 23, 1997, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 and at any adjournment(s) thereof (the "Annual Meeting").

  Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the two nominees for directors named in this Proxy Statement, (ii) in favor of the proposed amendment to the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares available for issuance thereunder by 900,000, and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

  The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

  August 8, 1997 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders holding of record a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more Director Nominees is withheld, abstentions and broker non-votes, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 8, 1997 was 12,195,650, each of which is entitled to one vote.

  Election of each of the Director Nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election and approval of the amendment to the Stock Incentive Plan described in Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote at the Annual Meeting. For purposes of determining whether a Director Nominee has been elected or whether Proposal 2 has been approved by the shareholders, (i) shares as to which authority is withheld with respect to such Director Nominee will have no effect on the outcome of the voting on Proposal 1 and broker non-votes do not occur in the election of directors, and (ii) abstentions will have the same effect as votes against Proposal 2, but broker non-votes will have no effect on the voting on such proposal.

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, the two nominees are for the Class II directors. The Class I and Class III directors have two years and one year, respectively, remaining on their terms of office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors voting together as a single class. The Board of Directors has fixed the exact number of members of the Board of Directors at seven and has nominated Claire L. Arnold and Glenn A. Davenport to serve in Class II of the Board of Directors for a term of three years. Both nominees are currently serving as directors of the Company.

  It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                        CLASS II -- TERM EXPIRING 2000

CLAIRE L. ARNOLD
Director of the Company since 1996     Age: 50

  Ms. Arnold is currently a private investor. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., from August 1979 to February 1995 and was Chief Executive Officer of NCC L.P., a major distributor of grocery, tobacco, candy, health and beauty, and allied products to retail stores, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chairman and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold was a director of MRI from 1994 until the Distribution in March 1996. Ms. Arnold also is a director of Schweitzer-Mauduit International, Inc. and Ruby Tuesday, Inc.

GLENN A. DAVENPORT
Director of the Company since 1996     Age: 43

  Mr. Davenport has served as President, Chief Executive Officer and Director of the Company since the Distribution in March 1996. Mr. Davenport was President of the Health Care Division of MRI's Morrison Group from November 1993 through March 1996. Prior thereto, he served as Senior Vice President of MRI's Hospitality Group from February 1990 through November 1993 and in various other capacities since he first joined MRI in November 1973.

DIRECTORS CONTINUING IN OFFICE

                        CLASS III -- TERM EXPIRING 1998

JOHN B. MCKINNON
Director of the Company since 1996     Age: 62

  Mr. McKinnon has served as Chairman of the Board of Directors of the Company since the Distribution in March 1996. Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon served as a director of MRI from 1989 until the Distribution in March 1996. Mr. McKinnon also is a director and interim President and Chief Executive Officer of Integon Corporation, and serves as a director of Premark International, Inc., MedCath, Inc. and Ruby Tuesday, Inc.

DR. BENJAMIN F. PAYTON
Director of the Company since 1996     Age: 64

  Dr. Payton has been the President of Tuskegee University since 1981. Dr. Payton was a director of MRI from 1993 until the Distribution in March 1996. Dr. Payton also is a director of AmSouth Bancorporation, The ITT Corporation, The Liberty Corporation, Sonat, Inc., Praxair, Inc. and Ruby Tuesday, Inc.

                         CLASS I -- TERM EXPIRING 1999

E. EUGENE BISHOP
Director of the Company since 1996     Age: 67

  Mr. Bishop was Chairman of the Board of MRI from June 1992 until his retirement in May 1995. From June 1986 to June 1992, he was Chairman of the Board and Chief Executive Officer of MRI. Mr. Bishop was a director of MRI from 1963 until the Distribution in March 1996. Mr. Bishop also is a director of Delchamps, Inc. and Morrison Fresh Cooking, Inc.

ARTHUR R. OUTLAW, JR.
Director of the Company since 1996     Age: 43

  Mr. Outlaw is Chairman of the Board and Chief Executive Officer of Marshall Biscuit Company, which he founded in 1985. Prior thereto, Mr. Outlaw was employed in cafeteria management and finance for MRI from 1978 through 1985.

FRED L. BROWN
Director of the Company since 1996     Age: 56

  Mr. Brown is President and Chief Executive Officer of St. Louis-based BJC Health System. Prior thereto he served as President and CEO of Christian Health Services, one of BJC's founding member organizations. BJC is an integrated healthcare provider serving Missouri and southern Illinois through more than 100 inpatient and outpatient academic and community based service sites. He is a member of the board of trustees of the American Hospital Association, the Voluntary Hospital Association of America and the Healthcare Research and Development Institute. He also serves as a Governor of the American College of Healthcare Executives. He currently serves as a director of Citation Computers, Inc. and Commerce Bancshares, Inc.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
             OF THE TWO NOMINEES FOR CLASS II DIRECTORS NAMED ABOVE.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of August 8, 1997 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                 NUMBER OF SHARES
                                                   BENEFICIALLY   PERCENT OF
                 NAME OR GROUP                       OWNED(1)      CLASS(2)
                 -------------                   ---------------- ----------
5% STOCKHOLDERS:
  GeoCapital(3).................................    1,093,018         9.0%
  David L. Babson & Co.(4)......................      927,300         7.6
  Arthur R. Outlaw(5)...........................    1,217,051(6)     10.0
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
  C.L. Arnold...................................        6,396           *
  E.E. Bishop...................................      384,259(7)      3.1
  F.L. Brown....................................        4,142           *
  G.A. Davenport................................       63,899(8)        *
  J.B. McKinnon.................................       11,541           *
  A.R. Outlaw, Jr...............................      206,461         1.7
  B.F. Payton...................................        6,640           *
  G.L. Anderson.................................        2,446           *
  K.W. Engwall..................................       13,448           *
  C.L. Kolesar..................................        2,120           *
  J.D. Underhill................................       12,699           *
  All directors and executive officers
   as a group (12 persons)......................      723,843         5.8

--------
(1) Includes shares subject to currently exercisable options and options exercisable within 60 days after August 8, 1997 held by the named persons and group as follows: Ms. Arnold, 3,281; Mr. Bishop, 231,897; Mr. Brown, 1,617; Mr. Davenport, 24,399; Mr. McKinnon, 6,828; Mr. Payton, 3,281; Mr.
    Anderson, 1,924; Mr. Engwall, 8,904; Ms. Kolesar, 1,120; Mr. Underhill, 7,973; and all directors and executive officers as a group, 295,968.
(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 8, 1997), without regard to any disclaimers of beneficial ownership by the person indicated.
(3) GeoCapital Corp.'s address is 45th Floor, 767 Fifth Avenue, New York, NY 10153-0001. The information presented is based on the holder's Schedule 13G which reports beneficial ownership as of December 31, 1996.
(4) The address of David L. Babson & Co. is Suite 1000, One Memorial Drive, Cambridge, Massachusetts 02142-1301. The information presented represents share ownership as of July 31, 1997.
(5) Mr. Outlaw's address is 4721 Morrison Drive, Mobile, Alabama 36609.
(6) Includes 16,570 shares owned by Mr. Outlaw's spouse.
(7) Includes 2,053 shares owned by Mr. Bishop's spouse.
(8) Includes 29 shares owned by Mr. Davenport and his spouse as tenants in common.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1997 have been complied with on a timely basis.

DIRECTORS' FEES AND ATTENDANCE

  The Board of Directors of the Company met four times during fiscal year 1997. Each director attended at least 75% of these meetings and of the meetings of any committee of which he or she was a member which were held during the fiscal year.

  Directors who are employees of the Company receive no directors' fees. All non-employee directors currently receive a $16,000 annual retainer and $1,000 per Board meeting attended. Non-employee directors serving on the Audit Committee or the Compensation and Stock Option Committee (other than the Chairmen of such committees) receive a fee of $1,000 for each committee meeting attended not held in conjunction with a Board meeting. Committee Chairmen receive a fee of $1,000 for each committee meeting attended. Non-employee directors serving on any committee are compensated at a rate of $200 an hour for services performed on special assignments.

  Mr. McKinnon, Chairman of the Company's Board of Directors, provides strategic planning, investor relations and management consulting services to the Company on a regular basis. Mr. McKinnon is generally compensated at a rate of $2,000 per day for such services. For fiscal year 1997, Mr. McKinnon was paid an aggregate of $6,000 for such services. Mr. McKinnon is also eligible to participate in a program under the Company's 1996 Stock Incentive Plan that permits him to elect to direct that up to 60 percent of his consulting fees for each fiscal quarter be allocated to the purchase of Company Common Stock on his behalf. Under this program, Mr. McKinnon is awarded bonus shares and stock options based on formulas and subject to terms and conditions substantially similar to awards that would be made under the Company's Directors' Plan, as described below, to a participant who elects to allocate a portion of his or her retainer for the purchase of Company Common Stock.

  The Morrison Health Care, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

  The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

  A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

  Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the committee administering the Directors' Plan waives this restriction.

  The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

  Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock as of the date of the option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

  Under the Directors' Plan, each non-employee director shall receive a one-time restricted stock award of 2,000 shares of Common Stock as of the date the individual is first elected to the Board of Directors. Each restricted stock award shall be evidenced by a Stock Incentive Agreement. One-third of the Common Stock subject to any restricted stock award will vest on each of the first three anniversary dates of the date the director was first elected to the Board of Directors if the individual is a non-employee director on the applicable anniversary date. However, shares subject to the restricted stock award shall become 100 percent vested on any earlier to occur of the following additional vesting dates: the date the individual ceases to be a non-employee director on account of death, disability, attainment of age 70 or upon a Change in Control (as defined in the Directors' Plan).

COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to two committees. Information concerning these committees follows.

  Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee met two times during fiscal year 1997. The current members of the Audit Committee are E. Eugene Bishop (Chairman), Claire L. Arnold, Arthur R. Outlaw, Jr., Fred Brown and Dr. Benjamin F. Payton.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee met four times during fiscal year 1997. The current members of the Compensation Committee are Claire
L. Arnold (Chairman), E. Eugene Bishop, Arthur R. Outlaw, Jr., Fred Brown and Dr. Benjamin F. Payton.

                            EXECUTIVE COMPENSATION

  This section of the proxy statement discloses compensation awarded, paid to, or earned by the Company's Chief Executive Officer and each of the four other executive officers of the Company who were most highly compensated in fiscal year 1997 for services rendered to MRI prior to the Distribution and the Company thereafter during each of the three fiscal years in the period ended May 31, 1997 (together, these persons are sometimes referred to as the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL                        LONG-TERM        ALL OTHER
                                       COMPENSATION                   COMPENSATION      COMPENSATION
                          --------------------------------------- --------------------- ------------
                                                                    AWARDS    PAYOUTS
                                                   OTHER ANNUAL    OPTIONS/     LTIP
   NAME AND POSITION      YEAR SALARY($) BONUS($) COMPENSATION($) SARS(#)(1) PAYOUTS($)    ($)(2)
   -----------------      ---- --------- -------- --------------- ---------- ---------- ------------
G. A. Davenport ........  1997  262,800  131,400       7,500(3)     63,356      -0-        3,945
 President and            1996  234,134   32,850       5,929(3)    266,776      -0-        5,843
 Chief Executive Officer  1995  181,432  229,040         N/A        11,292      -0-        6,140
K.W. Engwall ...........  1997  135,170   52,000      56,924(4)     24,911      -0-        4,695
 Senior Vice President,   1996  108,421   18,200      33,588(4)     55,583      -0-        3,327
 Finance
 and Assistant Secretary  1995   97,335   36,987         N/A           -0-      -0-        1,729
J.D. Underhill .........  1997  144,362   40,417       3,600(3)     24,911      -0-        1,900
 Senior Vice President,   1996  144,362   16,240       5,383(3)     56,731      -0-          -0-
 Sales and Marketing      1995  138,810   72,593         N/A         1,605      -0-          -0-
G.L. Anderson...........  1997  124,708   71,358         -0-        18,500      -0-          625
 Senior Vice President    1996  121,108   24,196         841(3)     51,182      -0-          -0-
                          1995  117,846   77,600         N/A         5,771      -0-          -0-
C.L. Kolesar ...........  1997  124,334   84,668         -0-        18,500      -0-        3,671
 Senior Vice President    1996  116,112   26,307       1,346(3)     51,881      -0-        3,903
                          1995  115,181   57,500      17,535(5)      5,771      -0-        3,026

--------
(1) For fiscal years 1996 and 1995, the numbers of options shown include options to purchase shares of Common Stock of the Company issued upon conversion of options granted by MRI prior to the Distribution. MRI options were converted in the Distribution into options to purchase shares of common stock of each of the Company, MFCI and RTI with the number of shares subject to each such option allocated based on the conversion ratios used in connection with the Distribution and the related reverse stock split. See "General Information." The exercise price per share of the MRI options has been allocated among the options to purchase common stock of the Company, MFCI and RTI into which the MRI options were converted based upon a formula that took into account the relative trading prices of the common stock of the three companies for the first ten trading days following the Distribution. Such per share exercise price was allocated as follows: 36.62% to the Company option; 10.22% to the MFCI option; and 53.16% to the RTI option. Except for the number of shares and exercise price thereof, the replacement options have the same terms and conditions as the original MRI options.
(2) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 1997, 1996 and 1995, respectively: G. A. Davenport, $2,406, $4,705 and $4,947;
    K. W. Engwall, $3,003, $3,262 and $1,729; J. D. Underhill, $1,777, N/A and
    N/A; G. L. Anderson, $510, N/A and N/A; and C.L. Kolesar, $2,320, $2,847 and $1,944; and (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 1997, 1996 and 1995, respectively: G. A. Davenport $540, $489 and $660; K. W. Engwall, $1,541, $65 and N/A; and C.L. Kolesar, $267, $251 and $505; and (c)
    employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 1997, 1996 and 1995, respectively: G. A. Davenport, $817, $649 and $533; and C.L. Kolesar, $969, $805 and $577; and
    (d) Company contributions to the 401(k) plan for fiscal years 1997, 1996 and 1995, respectively; G. A. Davenport, $182, N/A and N/A; K. W. Engwall, $151, N/A and N/A; J. D. Underhill, $123, N/A and N/A; G. L. Anderson $115, N/A and N/A; and C. L. Kolesar, $115, N/A and N/A.
(3) Represents the value of bonus shares issued in connection with the purchase of (a) shares of Common Stock under the Company's Management Stock Option Program following the Distribution, and (b) shares of common stock of MRI under the MRI Management Stock Option Program prior to the Distribution. See "General Information."

(4) Represents relocation related expenses of $53,324 and $30,000 for fiscal years 1997 and 1996, respectively. Also includes $3,600 and $3,588 for fiscal years 1997 and 1996, respectively, of the value of bonus shares issued in connection with the purchase of shares of Common Stock under the Company's Management Stock Option Program after the Distribution. See "General Information."
(5) Represents relocation and related expenses.

                         OPTION GRANTS IN FISCAL 1997

  The following table presents information regarding fiscal year 1997 grants of options to purchase shares of Common Stock to the Named Executives. The Company has no outstanding SARs and granted no SARs during fiscal year 1997.

                                                                            POTENTIAL REALIZABLE VALUE(3)
                                                                              AT ASSUMED ANNUAL RATES OF
                                                                       STOCK PRICE APPRECIATION FOR OPTION TERM
                                                                       ----------------------------------------
                                      INDIVIDUAL GRANTS                        5%                  10%
                         --------------------------------------------- ------------------- --------------------
                                                                                  MARKET               MARKET
                                                                                  PRICE                PRICE
                                     % OF TOTAL                                  REQUIRED             REQUIRED
                         OPTIONS/   OPTIONS/SARS EXERCISE                       TO REALIZE           TO REALIZE
                           SARS      GRANTED TO   OR BASE                         DOLLAR               DOLLAR
                         GRANTED    EMPLOYEES IN   PRICE   EXPIRATION   DOLLAR    GAINS     DOLLAR     GAINS
   NAME                    (#)      FISCAL YEAR  ($/SHARE)    DATE     GAINS($) ($/SHARE)  GAINS($)  ($/SHARE)
   ----                  --------   ------------ --------- ----------- -------- ---------- --------- ----------
G.A. Davenport...         50,000(2)    10.94      13.1250  25-Mar-2007 412,500    21.38    1,046,000   34.04
                           6,969(1)     1.52      12.3750  31-Aug-2001  23,834    15.79       52,686   19.93
                           6,387(1)     1.40      13.5000  28-Feb-2002  23,824    17.23       52,629   21.74
K.W. Engwall............   3,345(1)     0.73      12.3750  31-Aug-2001  11,440    15.79       25,288   19.93
                          18,500(2)     4.05      13.1250  25-Mar-2007 152,625    21.38      387,020   34.04
                           3,066(1)     0.67      13.5000  28-Feb-2002  11,436    17.23       25,264   21.74
J.D. Underhill..........   3,345(1)     0.73      12.3750  31-Aug-2001  11,440    15.79       25,288   19.93
                          18,500(2)     4.05      13.1250  25-Mar-2007 152,625    21.38      387,020   34.04
                           3,066(1)     0.67      13.5000  28-Feb-2002  11,436    17.23       25,264   21.74
G.L. Anderson...........  18,500(2)     4.05      13.1250  25-Mar-2007 152,625    21.38      387,020   34.04
C.L. Kolesar............  18,500(2)     4.05      13.1250  25-Mar-2007 152,625    21.38      387,020   34.04

--------
(1) The indicated options have a term of five years and were granted pursuant to the Company's Stock Incentive Plan and generally become exercisable two years after date of grant. In the event of a change of control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or terminate the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(2) The indicated options have a term of ten years and were granted pursuant to the Company's Stock Incentive Plan and generally become exercisable three years after date of grant. In the event of a change of control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or terminate the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(3) The Potential Realizable Values are calculated as follows: [[Market Price at Grant x (1 + Stock Price Appreciation Rate)]--Exercise Price] x Number of Underlying Shares. The Potential Realizable Values are based on annualized compound rates of increase over a five or ten-year term, with annual appreciation rates of 5% and 10%, respectively.

                        AGGREGATED OPTION EXERCISES IN
                    FISCAL 1997 AND FISCAL YEAR END VALUES

  The following table presents information regarding exercises of options to purchase shares of Common Stock of the Company during fiscal 1997 by the Named Executives and the value of unexercised options to purchase Company Common Stock held at May 31, 1997. There were no Company SARs outstanding during fiscal 1997.

                                                                    VALUE OF
                                                    NUMBER OF     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                    OPTIONS AT     OPTIONS AT
                                                    FY-END(#)     FY-END($)(2)
                               SHARES     VALUE   -------------- --------------
                             ACQUIRED ON REALIZED  EXERCISABLE/   EXERCISABLE/
    NAME                     EXERCISE(#)  ($)(1)  UNEXERCISABLE  UNEXERCISABLE
    ----                     ----------- -------- -------------- --------------
G. A. Davenport.............    4,452     1,670   19,430/336,684 21,365/201,760
K. W. Engwall...............    2,137       546     7,452/81,946  12,267/80,165
J. D. Underhill.............    2,137       894     7,973/85,392       0/79,206
G. L. Anderson..............        0         0     1,924/70,515       0/57,813
C. L. Kolesar...............        0         0       257/72,911       0/57,813

--------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise)--(Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised, In-the-Money Options at FY-End is calculated as follows: [(Per Share Closing Sale Price on May 30, 1997) - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on May 30, 1997, the last trading day of fiscal 1997, was $16.25.

RETIREMENT PLAN

  Following the Distribution and in conjunction therewith, the Company became a co-sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

  (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus 1 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

  (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 percent of such pay in excess of $14,400, both multiplied by the number of credited years of service with MRI up to January 1, 1986.

  Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

  Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

  Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP") adopted March 7, 1996. The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. Company employees who participated in the MRI Executive Supplemental Pension Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., the successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Executive Supplemental Pension Plan. (However, both Ruby Tuesday, Inc. and MFCI have agreed to be secondarily liable for certain benefits accrued under the ESPP to the extent of the amounts these employees had earned under the MRI Executive Supplemental Pension Plan as of the Distribution.) As a condition of entry to the ESPP, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

  A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's primary Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits are paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                        30 OR
ANNUAL AVERAGE BASE SALARY            10       15       20       25      MORE
--------------------------          ------- -------- -------- -------- --------
$ 75,000........................... $18,750 $ 28,125 $ 37,500 $ 41,250 $ 45,000
 100,000...........................  25,000   37,500   50,000   55,000   60,000
 125,000...........................  31,250   46,875   62,500   68,750   75,000
 150,000...........................  37,500   56,250   75,000   82,500   90,000
 175,000...........................  43,750   65,625   87,500   96,250  105,000
 200,000...........................  50,000   75,000  100,000  110,000  120,000
 225,000...........................  56,250   84,375  112,500  123,750  135,000
 250,000...........................  62,500   93,750  125,000  137,500  150,000
 275,000...........................  68,750  103,125  137,500  151,250  165,000
 300,000...........................  75,000  112,500  150,000  165,000  180,000

  Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Davenport, 23 years, $262,800; Ms. Kolesar, 18 years, $124,334; and Mr. Engwall, 14 years, $135,170.

MANAGEMENT RETIREMENT PLAN

  Effective as of March 7, 1996, the Company adopted the Morrison Health Care, Inc. Management Retirement Plan ("MRP") to provide for a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. Company employees who participated in the MRI Management Retirement Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released RTI, successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Management Retirement Plan. (However, both RTI and MFCI have both agreed to be secondarily liable for certain benefits accrued under the MRP to the extent of the amounts these employees had earned under the MRI Management Retirement Plan as of the Distribution.)

  A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

  Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                          MANAGEMENT RETIREMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                          30 OR
              FINAL AVERAGE SALARY                 15      20      25     MORE
              --------------------               ------- ------- ------- -------
$ 40,000........................................ $ 9,000 $12,000 $16,000 $20,000
  60,000........................................  13,500  18,000  24,000  30,000
  80,000........................................  18,000  24,000  32,000  40,000
 100,000........................................  22,500  30,000  40,000  50,000

  Years of credited service and salary covered by the MRP for the eligible Named Executives are: Mr. Davenport, 23 years, $100,000; and Ms. Kolesar, 18 years, $100,000.

CONTRACTS WITH EXECUTIVES

  The Company entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the Named Executives. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement and set forth below) and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened Change of Control.

  Under the Change of Control Agreement, a "Change of Control" is defined as either (a) certain changes in the composition of more than 20 percent of the Board of Directors, or (b) with certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change of Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Articles of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

  Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

  If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (a) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (b) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement, (c) any other accrued obligations, (d) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (e) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (b) of the preceding sentence is three for each of the persons named in the Summary Compensation Table. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately (excluding retirement benefits) would be approximately as follows: Mr. Davenport, $1,626,000; Mr. Underhill, $515,000; Mr. Engwall, $610,000; and Ms. Kolesar, $683,000. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

The Company's executive compensation policies and programs emphasize performance-based elements of executive compensation. The Company's executive compensation programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  . Base salaries are competitive with the Company's peer group of public companies in the health care food and nutrition services industry;

  . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual and long-term performance goals, including the Company's profitability and appreciation in the Company's stock price; and

  . Executives are required to own specified amounts of stock in the Company, resulting in direct linkage between executive and shareholder interests.

  The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

  The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Glenn A. Davenport, the Company's President and Chief Executive Officer, are discussed below.

BASE SALARIES

  The Company's general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the contract food services industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its executive officers, including the President and Chief Executive Officer and the other executives named in the Summary Compensation Table, the Company has capped base salaries at the midpoint of the salary range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

ANNUAL INCENTIVE COMPENSATION

  The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

  Each executive's potential incentive is tied to growth in net income as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation targets range from 14 percent to 50 percent of base salary if 100 percent of predetermined corporate goals are achieved and maximums range from 80 percent to 125 percent of base salary. Performance with respect to the measures named in the annual incentive plan for fiscal 1997 resulted in average annual incentive compensation of 35.6 percent of base salaries for the five executive officers named in the Summary Compensation Table. Such awards represented approximately 32.8 percent of the total incentive awards that could have been earned by the five executive officers. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal.

EXECUTIVE STOCK OWNERSHIP

  Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Company stock. In addition, ownership requirements have been developed for the Company's top management group. These objectives will be phased in over a period of five years that commenced with fiscal year 1997 with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

  Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

 Executive Stock Option Program

  The Company has an Executive Stock Option Program which provides for option grants to key employees. The options are issued at fair market value, have a term of five or ten years and generally vest two or three years after the date of the grant. During fiscal 1997, option grants ranging from 150 to 50,000 shares, for a total of 350,700 shares (including options to purchase 160,200 shares issued to non-executive employees to replace previously issued options), were made under this program.

 Management Stock Option Program

  The Company has a Management Stock Option Program for key employees. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Region, or Account goals, as the case may be. There is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 121,821 shares to key employees under this program during fiscal year 1997 (including options to purchase 15,309 shares issued to non-executive employees to replace previously issued options).

  The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The base salary for Mr. Davenport, the Company's Chief Executive Officer, for fiscal year 1997 was determined by the Compensation Committee in accordance with compensation practices and policies in effect. Mr. Davenport's annual base salary was determined in the same manner described previously for other executives.

  Mr. Davenport is eligible to participate in the Company's annual incentive plan under which he may earn a cash bonus determined as a percentage of his salary if predetermined levels of net income growth, new account sales and other items are achieved by the Company. For fiscal year 1998, the Chief Executive Officer's bonus opportunity is 25 percent, 50 percent, 100 percent and 125 percent of his salary if the Company achieves or exceeds "threshold," "target," "maximum" and "maximum plus" growth levels, respectively, with a proportional increase in the bonus between such performance levels.

  Mr. Davenport is eligible to participate in the Executive Stock Option Program described above. The Compensation Committee approved a grant of options to purchase 50,000 shares of Common Stock to Mr. Davenport during fiscal year 1997.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met four times during the fiscal year. The Board of Directors approved all decisions of the Compensation Committee during fiscal year 1997. The members of the Compensation Committee are as follows:


     Claire L. Arnold (Chairman)          Dr. Benjamin F. Payton
     E. Eugene Bishop                     Arthur R. Outlaw, Jr.
     Fred Brown

                               PERFORMANCE GRAPH

  The following chart and table compare the cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market Index and the Index of NYSE Eating and Drinking Places Index.


                            COMPARISON OF RETURNS*
                                      FOR
                          MORRISON HEALTH CARE, INC.

                   [PERFORMANCE GRAPH--TO BE INSERTED HERE]

                          03/11/96 05/31/96 08/30/96 11/29/96 02/28/97 05/30/97
                          -------- -------- -------- -------- -------- --------
MORRISON HEALTH CARE,
 INC.....................  $100.0   $ 79.8   $ 69.7   $ 81.7   $ 78.5   $ 95.9
NYSE Stock Market (US
 Companies)..............  $100.0   $104.9   $103.0   $117.6   $123.2   $131.4
NYSE Eating and Drinking
 Places
 (SIC 5810-5819 US Compa-
 nies)...................  $100.0   $ 97.8   $ 93.8   $ 95.6   $ 89.8   $103.3

--------
* Assumes $100 invested in the Common Stock of the Company and in the indicated indices on March 11, 1996, the first business day following the Distribution, and reinvestment of dividends.

PROPOSAL 2

            APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

  The Board of Directors of the Company has approved, and recommends the shareholders of the Company approve, an amendment to the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares authorized for issuance under the Stock Incentive Plan by 900,000 shares. Shareholder approval is being sought, among other things, to preserve the Company's ability to deduct, for Federal income tax purposes, compensation expense attributable to stock options and stock awards. Under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of the proposed amendment to the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting.

  After the Distribution in March 1996, the Company engaged William M. Mercer, Incorporated, a leading human resource consultant, to help evaluate the long term incentive compensation plans of the Company's management in relation to the industry and to assist in the alignment of the long term incentives with the goals of the Company's shareholders. Since operating as an independent company for over fifteen months, the Company is in a better position to anticipate actual utilization under its stock incentive plans and programs which were in place at the time of the Distribution. IN ORDER TO ACHIEVE THESE GOALS, THE COMPANY DESIRES TO REALLOCATE CURRENT SHARES AVAILABLE FOR FUTURE GRANTS AMONG ITS STOCK INCENTIVE PLANS AND PROGRAMS TO REFLECT THE PROJECTED NEEDS OF EACH OF THESE PLANS AND PROGRAMS. THIS REALLOCATION WILL ENABLE THE COMPANY TO IMPLEMENT ITS LONG TERM INCENTIVES STRATEGY WITHOUT INCREASING THE OVERALL NUMBER OF AUTHORIZED STOCK OPTIONS AVAILABLE UNDER THE COMPANY'S STOCK INCENTIVE PLANS AND PROGRAMS. THEREFORE, UPON APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN BY 900,000 SHARES, THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER CERTAIN OF THE COMPANY'S NON-EXECUTIVE PLANS AND PROGRAMS WILL BE REDUCED BY THE SAME AMOUNT.

  The following is a description of the Stock Incentive Plan, if amended as proposed hereby.

  Reserved Shares. The shares of Common Stock reserved for issuance pursuant to awards made or that may be made under the Stock Incentive Plan will be 1,750,000, of which approximately 46,000 shares were previously issued and approximately 797,000 are subject to stock options which are outstanding. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year to any eligible recipient who is a "covered employee," within the meaning of Section 162(m) of the Internal Revenue Code, will not exceed 300,000. The Stock Incentive Plan provides for further adjustments to the number of shares reserved for issuance in the event of certain recapitalizations.

  Disinterested Administration. Awards under the Stock Incentive Plan are determined by the Compensation Committee of the Board of Directors (the "Committee"), the members of which are selected by the Board of Directors. Only persons who satisfy the criteria of "non-employee directors" set forth in Rule 16b-3 under the Exchange Act and the criteria of "outside directors" set forth in regulations under Section 162(m) of the Internal Revenue Code may be members of the Committee. The Committee shall have at least two members.

  Awards. The Stock Incentive Plan permits the Committee to make awards of shares of Common Stock, awards of derivative securities related to the value of the Common Stock and certain cash awards to directors, officers and employees of the Company or its affiliates ("Eligible Persons"). These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of Eligible Persons. The Stock Incentive Plan permits the Committee to make awards of a variety of Stock Incentives (as defined below), including, but not limited to, stock awards, options to purchase shares of Common Stock, stock appreciation rights, so-called "cashout" or "limited stock appreciation rights" (which the Committee may make exercisable in the event of a Change in Control of the Company (as defined therein) or other event), phantom shares, performance incentive rights, dividend equivalent rights and similar rights (together, "Stock Incentives"). Outstanding Stock Incentives may be adjusted by the Committee to reflect certain corporate events such as corporate reorganizations.

  The Company anticipates that most stock awards will be restricted for some period of time, although the Committee does have the discretion to make such awards freely transferable at the time of grant. Stock Incentives may be made exercisable or settled at such prices and will terminate under such terms as will be established by the Committee. For example, options may be made exercisable at a price equal to, less than or more than, the fair market value of the Common Stock on the date that the option is awarded, or based upon an average fair market value of the Common Stock at the time the option is awarded or at the time the option is exercised. The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The Stock Incentive Plan permits the grant of both incentive and nonqualified stock options.

  Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award. The Committee may make cash awards designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive.

  The terms of particular Stock Incentives may provide that they terminate or expire upon the occurrence of one or more events, including, but not limited to, the holder's termination of employment or other status with respect to the Company, passage of a specified period of time, the holder's death or disability, or the occurrence of a Change in Control of the Company. Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or legal representative in the event of the holder's death or disability. At the Committee's discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued. The Board of Directors at any time may terminate the Stock Incentive Plan or amend it in any respect without shareholder approval. Amendments that may be adopted without shareholder approval include amendments that increase the cost of the Stock Incentive Plan to the Company or alter the allocation of benefits thereunder among executive officers, directors and other employees. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the holder under such Stock Incentive. The Board also may condition any such amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws.

  Tax Consequences. A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

  A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and the Company will not be entitled to a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

  A participant generally will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (the "Equity Incentives"). At the time a participant receives payment under any Equity Incentive, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company then will be entitled to a corresponding deduction.

  A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company then will be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

  The Stock Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

  The following table sets forth information regarding stock options granted under the Stock Incentive Plan during fiscal year 1997 to each of the Named Executives, all persons who serve as executive officers of the Company as a group, and all persons who are employees of the Company as a group.

                                                                           OPTIONS TO
                                                                            PURCHASE
                                                                            COMPANY
                                                                             COMMON
               NAME AND POSITION WITH THE COMPANY OR GROUP                 STOCK (#)
               -------------------------------------------                 ----------
G.A. Davenport............................................................   63,356
 President and Chief Executive Officer
J.D. Underhill............................................................   24,911
 Senior Vice President, Sales and Marketing
G.L. Anderson.............................................................   18,500
 Senior Vice President
C.L. Kolesar..............................................................   18,500
 Senior Vice President
K.W. Engwall..............................................................   24,911
 Senior Vice President, Finance and Assistant Secretary
All executive officers of the Company as a group..........................  179,523
All directors who are not executive officers of the Company as a group....   11,346
All other employees of the Company as a group.............................  266,370

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED
                  AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

                             INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal year 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for fiscal year 1998.

                             SHAREHOLDER PROPOSALS

  Any shareholder of the Company wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than April 20, 1998, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals.

                                    GENERAL

  Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

  A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by the shareholders at the time and place of the Annual Meeting.

  The Annual Report of the Company for fiscal year 1997 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all shareholders of record as of the record date for the Annual Meeting.

  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MAY 31, 1997. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SHAREHOLDERS' RELATION DEPARTMENT, MORRISON HEALTH CARE, INC., 1955 LAKE PARK DRIVE, S.E., SUITE 400, SMYRNA, GEORGIA 30080-8855.

                                          By Order of the Board of Directors,

                                          /s/John E. Fountain
                                          John E. Fountain
                                          Vice President, General Counsel
                                          and Secretary

August 18, 1997
Atlanta, Georgia

                                                    MORRISON HEALTH CARE, INC.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August
18, 1997, and does hereby appoint Glenn A. Davenport, and K. Wyatt Engwall, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Health Care, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Morrison Health Care,
Inc., to be held at the Renaissance Atlanta Hotel--Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 at 1:00 p.m.,
local time, on September 23, 1997, at any adjournment(s) thereof:

1. To elect two Class II Directors for a term of three years.

                                              Claire L. Arnold and Glenn A. Davenport

  [_]  FOR all nominees above                                          [_]  WITHHOLD AUTHORITY
       (except as marked to the                                             to vote for ALL nominees listed above
       contrary above)

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE FIRST BOX ABOVE AND LINE THROUGH THAT NOMINEE'S
NAME AS IT APPEARS ABOVE.

                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

2. To approve amendments to the Company's 1996 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 900,000.

                             [_]  FOR the amendment      [_]  AGAINST the amendment      [_]  ABSTAIN

                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

                                                     (CONTINUED ON OTHER SIDE)

                                    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

   PROXY NUMBER       NUMBER OF SHARES
   ------------       ----------------                            Dated:  ________________________ , 1997.


                                                                  -----------------------------------
                                                                  Signature


                                                                  -----------------------------------
                                                                  Signature, if held jointly

                                                                  Please sign exactly as your name(s)
                                                                  appear hereon. If shares are held
                                                                  jointly, each shareholder named should
                                                                  sign. When signing as attorney, executor,
                                                                  administrator, trustee or guardian, give
                                                                  your full title as such. If the signatory
                                                                  is a corporation, sign the full corporate
                                                                  name by a duly authorized officer.

                                                                  PLEASE COMPLETE, DATE, SIGN AND
                                                                  RETURN THIS PROXY PROMPTLY USING
                                                                  THE ENCLOSED ENVELOPE.